UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2015

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously reported, on January 20, 2015, Hipcricket, Inc. (the “Company”) entered into an asset purchase agreement with SITO Mobile Ltd., a Delaware corporation, as stalking horse bidder (the “Stalking Horse Bidder”), to acquire substantially all of the Company’s assets (the “Acquired Assets”) for aggregate consideration of  approximately $4,500,000 (the “Sale”). To facilitate the Sale, the Company, on January 20, 2015, filed a voluntary petition for reorganization relief (the “Chapter 11 Case”) under the provisions of title 11 of chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Sale is expected to be conducted under the provisions of Section 363 of the Bankruptcy Code.

At a hearing held on February 11, 2015, the Bankruptcy Court entered an order establishing the bidding procedures (the “Bidding Procedures”) to be employed with respect to the Sale (the “Bid Procedures Orders”).  Pursuant to the Bid Procedures Order, Qualified Bids (as defined in the Bidding Procedures) must be received in writing no later than 4:00 p.m. (Eastern Time) on February 23, 2015.  If a Qualified Bid other than the Stalking Horse Bid has been received, the Company may conduct an auction of the Acquired Assets. Such auction would be held on February 25, 2015 or, upon the consent of the Stalking Horse Bidder, at such other time as the Company shall notify all Qualified Bidders (as defined in the Bidding Procedures) who have submitted Qualified Bids.

The Bid Procedures Order sets February 27, 2015 as the date the Bankruptcy Court would conduct the sale hearing.  At the sale hearing, the Company will seek entry of an order from the Bankruptcy Court to approve the sale of the Acquired Assets to the Stalking Horse Bidder or another Qualified Bidder that the Company determines to have made the highest or best offer for the Acquired Assets.

The foregoing description of Bid Procedures Order and the Bidding Procedures is qualified in its entirety by reference to the Bid Procedures Order and the Bidding Procedures, copies of which are available at www.omnimgt.com/hipcricket.

Additional Information about the Chapter 11 Case

For access to the Bankruptcy Court documents and other general information about the Chapter 11 Case (In re Hipcricket, Case No. 15-10104), please visit www.omnimgt.com/hipcricket.  Information contained on or that can be accessed through such website is not part of this Current Report.

Cautionary Note Regarding the Chapter 11 Case

The Company’s stockholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Case will be highly speculative and will pose substantial risks.  The Company expects that the currently outstanding shares of its common stock will be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court.  In such an event, the Company’s stockholders would not be entitled to receive or retain  any cash, securities or other property on account of their cancelled shares of common stock.  As a result, the Company expects that its currently outstanding stock has no value.  Trading prices for the Company’s common stock may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Case.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding future events and Hipcricket’s future financial operations. These forward-looking statements are based on current expectations, estimates and projections about the business of the Company, including, but not limited to expectations regarding the Sale, the bidding process for the Acquired Assets, and the Chapter 11 Case. These statements are based upon management’s current belief and certain assumptions made by management. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements, including, but not limited to, the potential adverse impact of the bankruptcy filing on our business, financial condition and results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business; the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Case; our ability to maintain liquidity to fund our operations during the Chapter 11 Case; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Case, including approvals relating to proposed sale bidding procedures, debtor-in-possession financing and the proposed sale of assets; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; the timing and amount, if any, of distributions to the Company’s stakeholders; and competitive, economic, legal, political and technological factors affecting our industry, operations, markets, products and pricing. Readers should carefully review the risk factors and the information that could materially affect our financial results, described in our Annual Report on Form 10-K for the fiscal year ended February 28, 2014 and other reports filed with the Securities and Exchange Commission. Readers are cautioned not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: February 18, 2015	By:	/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer